ERNST & YOUNG	Ernst & Young LLP	Phone: (801) 350-3300
	Suite 800	Fax: (801) 350-3456
	60 East South Temple	www.ey.com
Salt Lake City, Utah 84111

February 27, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-KA dated February 27, 2007, of Sento Corporation and are in agreement with the statements contained in the first and second paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP